UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2010
Date of Report (Date of earliest event reported)

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300, 840-6th Avenue S.W., Calgary, Alberta, Canada	T2P 3E5
(Address of principal executive offices)	(Zip Code)

(403) 360-5375
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1- REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01        Entry into a Material Definitive Agreement

On May 11, 2010 Park Place Energy Corp. (the "Company") entered into an Assignment Agreement with Canadian Rigger Energy Inc. ("Canadian Rigger") whereby the Company sold 50% of its working interest in 80 acres of land located in western Saskatchewan to Canadian Rigger, bringing the Company's position in the property to a 25% working interest.

The portion of the Company's working interest was sold in consideration for an aggregate of 750,000 Canadian Rigger shares at a deemed price of CAD$0.10 per share for an aggregate deemed consideration of approximately CAD$75,000.

A copy of the Assignment Agreement is filed as Exhibit 10.1 hereto.

SECTION 2- FINANCIAL INFORMATION

Item 2.01        Completion of Acquisition or Disposition of Assets

As described above under Item 1.01, effective May 11, 2010, the Company sold 50% of its working interest in 80 acres of land located in western Saskatchewan to Canadian Rigger, bringing the Company's position in the property to a 25% working interest.

The portion of the Company's working interest was sold in consideration for an aggregate of 750,000 Canadian Rigger shares at a deemed price of CAD$0.10 per share for an aggregate deemed consideration of approximately CAD$75,000.

SECTION 8 - OTHER EVENTS

Item 8.01        Other Events.

On May 18, 2010, the Company issued a press release announcing the sale of the 25% interest to Canadian Rigger. A copy of the press release is filed as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits.
EXHIBIT NUMBER	DESCRIPTION
10.1	Assignment Agreement dated May 11, 2010 between Park Place Energy Corp. and Canadian Rigger Energy Inc.
99.1	Press release of Park Place Energy Corp. dated May 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated May 20, 2010.

PARK PLACE ENERGY CORP.

/s/ David Johnson
David Johnson,
President & CEO